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                                                                     Exhibit 4.1

                    HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                           DEFERRED COMPENSATION PLAN

          1.  Purpose. The purpose of this Deferred Compensation Plan is to
              --------
provide a select group of management and other highly compensated employees of the Company a means to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investments in order to enhance the competitiveness of the Company's compensation programs and, therefore, its ability to attract and retain qualified key personnel necessary for the continued success and progress of the Company.

          2.  Definitions. The following terms used in the Plan shall have the
              -----------
meanings set forth below:

          (a) "Administrator" shall mean the person or persons to whom the Committee has delegated the authority to take action under the Plan, except as may be otherwise required under Section 9.

          (b) "Annual Bonus Shares" shall mean the shares awarded to a Participant pursuant to the Heidrick & Struggle's Annual Management Incentive Plan ("MIP").

          (c) "Annual Installments" shall mean, with respect to a Cash-Based Deferral, a payment option offered to the Participant where Heidrick & Struggles shall pay the Participant annually, for a period not to exceed ten (10) years, the amounts owed him or her from the Deferral Account relating to such Cash-Based Deferral. Heidrick & Struggles shall pay the first installment to a Participant as soon as is reasonably practicable following the Payment Commencement Date. Subsequent installments shall be paid as soon as is reasonably practicable following each anniversary of the Payment Commencement Date.

          (d) "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death. If no Beneficiary has been designated who survives the Participant's death, then Beneficiary means any person(s) entitled by will or, in the absence thereof, the laws of descent and distribution to receive such benefits.

          (e) "Cash-Based Deferral" shall mean a deferral of Deferrable Cash Compensation, except to the extent that a Participant directs that the reference investment for such Cash-Based Deferral is Stock.

          (f) "Cause" shall mean, when used in connection with the termination of a Participant's employment by the Company, (i) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from any physical or mental condition, whether or not such condition constitutes a Disability) which failure continues after Heidrick & Struggles has given notice thereof to the Participant which notice specifies the aspects in which the Participant has failed to perform his or her duties or obligations to the Company and sets forth specific corrective action required of the

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Participant or (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interests of Heidrick & Struggles.

          (g) "Change in Control" shall have the meaning given to such term in the Heidrick & Struggles International, Inc. 2001 Change in Control Severance Plan.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

          (i) "Committee" shall mean the Compensation Committee of the Board of Directors of Heidrick & Struggles or any other directors of Heidrick & Struggles designated as the Committee by the Board of Directors of Heidrick & Struggles. Except as may be otherwise required under Section 9 or by applicable law, any function of the Committee may be delegated to the Administrator.

          (j) "Company" shall mean Heidrick & Struggles and Heidrick & Struggles Inc., including any and all subsidiaries, or any successor or successors thereto, individually or collectively, as the context requires.

          (k) "Deferrable Cash Compensation" shall mean cash compensation that, absent a deferral, would be paid by the Company to a Participant in the form of annual cash bonus awards, annual base salary to the extent permitted by the Committee, and any other cash compensation or award as designated by the Committee from time to time.

          (l) "Deferrable Compensation" shall mean both Deferrable Stock-Based Compensation and Deferrable Cash Compensation.

          (m) "Deferrable Stock-Based Compensation" shall mean compensation that, absent a deferral, would be paid by the Company to a Participant in the form of Stock, including the following; Performance Shares awarded pursuant to Heidrick & Struggle's Long Term Incentive Plan ("LTIP"), Annual Bonus Shares that are subject to Mandatory Deferral, restricted stock units, gains upon the exercise of stock options awarded pursuant to the LTIP to the extent permitted by the Committee, and/or any other Stock-based compensation as designated by the Committee from time to time.

          (n) "Deferral Account" shall mean an account established and maintained by the Committee for a specific deferral by a Participant, as described in Section 6.

          (o) "Deferral Election Form" shall mean a form prescribed by the Committee and filed by the Participant with the Committee setting forth his or her deferral request.

          (p) "Disability" shall mean (i) a physical or mental condition entitling the Company to terminate the Participant's employment pursuant to an employment agreement between the

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Participant and the Company or (ii) in the absence of such a provision for disability termination or in the absence of an employment agreement, a physical or mental incapacity of a Participant which entitles the Participant to benefits under the long-term disability plan applicable to the Participant and maintained by the Company.

          (q) "Fair Market Value" shall mean (i) if the Stock is then listed or admitted to trading upon an established stock exchange or exchanges, the closing price on such date of determination of a share of Stock as reported on the principal securities exchange on which shares of Stock are then listed or admitted to trading, (ii) if the Stock is not then listed or admitted to trading upon an established stock exchange, the average of the closing bid and ask prices on such date of determination as reported on the National Association of Securities Dealers Automated Quotation System, or (iii) if not so reported, the average of the closing bid and ask prices on such date of determination as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee.

          (r) "Heidrick & Struggles" shall mean Heidrick & Struggles International Inc., organized under the laws of the state of Delaware, or any successor or successors thereto.

          (s) "Mandatory Deferral" shall mean the deferral of the delivery of Annual Bonus Shares pursuant to Section 5(d) of the Plan.

          (t) "Participant" shall mean any employee of the Company who is eligible to participate in the Plan and who elects to participate pursuant to the terms of the Plan.

          (u) "Payment Commencement Date" shall mean:

              (i) with respect to a Deferral Account other than for a Mandatory Deferral, the earlier to occur of the date elected by the Participant in his or her Deferral Election Form for such Deferral Account or the first business day of the calendar quarter commencing after the Participant's employment with the Company terminates.

              (ii) with respect to a Mandatory Deferral, the second anniversary of the date the amounts subject to the Mandatory Deferral were deferred, unless the Participant elects to defer further such amounts or a portion thereof, in which case the Payment Commencement Date for such redeferral shall be determined pursuant to subsection (i) above.

          (v) "Performance Share" shall mean performance shares granted or to be granted to a Participant pursuant to the Heidrick & Struggles International, Inc. GlobalShare Program.

          (w) "Plan" shall mean the plan set forth in this instrument, and known as the Heidrick & Struggles International, Inc. Deferred Compensation Plan.

          (x) "Retirement" shall mean the termination of a Participant's employment with the Company, other than for Cause or by death (i) on or after the Participant's attaining age 65 or (ii) on or after Participant's attaining age 55, but prior to attaining age 65, only if such termination is

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approved in advance by the Committee and the Committee, with discretion, elects to treat the termination as a Retirement.

              (y) "Rule of Sixty Five" shall mean that, where the Participant's employment with the Company has been terminated other than for Cause or death,
(i) the sum of such Participant's age and years of employment with the Company as of the date of termination equals sixty-five (65) years and (ii) the Participant has a minimum of five (5) years of service with the Company.

              (z) "Stock" shall mean Heidrick & Struggles common stock or such other securities or properties (including cash) into which such common stock may be changed pursuant to Sections 6(f) and 6(g) herein.

              (aa) "Stock-Based Deferral" shall mean (i) the deferral of Deferrable Stock-Based Compensation, (ii) a Mandatory Deferral of Stock and
(iii) a Cash-Based Deferral from and after the time the Participant directs that such deferral's reference investment be Stock.

              (bb) "Trust" shall mean any trust or trusts established or designated by the Committee to hold Stock or other assets in connection with the Plan; provided, however, that the assets of such trusts shall remain subject to
      --------  -------
the claims of the general creditors of Heidrick & Struggles and the subsidiary of Heidrick & Struggles by which the Participant is employed in the event of an insolvency of Heidrick & Struggles. Heidrick & Struggles shall be considered insolvent for purposes of the Plan and any Trust if (i) Heidrick & Struggles is unable to pay its debts as they become due, or (ii) Heidrick & Struggles is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

              (cc) "Trustee" shall mean the trustee of a Trust.

              (dd) "Trust Agreement" shall mean the agreement entered into between Heidrick & Struggles and the Trustee to carry out the purposes of the Plan, as amended or restated from time to time.

              3.   Administration.
                  ---------------

              (a)  Authority. Both the Committee and the Administrator (subject
                   ---------
to the ability of the Committee to restrict the Administrator) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, including without limit which employees of the Company shall be eligible to defer Deferrable Compensation pursuant to the Plan, as well as the types of compensation or awards that constitute Deferrable Compensation. Any actions of the Committee or the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Committee. The Committee and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

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          (b) Administrator. The Administrator shall be appointed by, shall
              -------------
remain in office at the will of, and may be removed, with or without cause, by the Committee. The Administrator may resign at any time. The Administrator shall not be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. The Administrator shall not receive any special compensation for serving in his or her capacity as Administrator but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Administrator in any jurisdiction.

          (c) Limitation of Liability. Each member of the Committee and the
              -----------------------
Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Committee or the Administrator, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in good faith in connection with the interpretation and administration of the Plan.

          (d) Indemnification. To the maximum extent permitted by law, members
              ---------------
of the Committee and the Administrator shall be fully indemnified and protected by Heidrick & Struggles with respect to any action taken or omitted in good faith in connection with the interpretation or administration of the Plan.

          4.  Eligibility to Participate.
              --------------------------

          (a) Eligibility. The persons who shall be eligible to defer Deferrable
              -----------
Compensation pursuant to the Plan shall be the employees of the Company who may from time to time be designated by the Committee. Such employees at all times shall constitute a select group of management or other highly compensated employees within the meaning of Section 401 of the Employee Retirement Income Security Act of 1974, as amended. Participation in the Plan shall not be mandatory, except as provided in Section 5(d) herein.

          (b) Notification. The Committee shall use its best efforts to notify
              ------------
each person of his or her eligibility to participate in the Plan not later than 15 days (or such lesser period as may be practicable in the circumstances) prior to any deadline for filing an election form.

          5.  Deferrals. To the extent authorized by the Committee, a
              ---------
Participant may elect to defer Deferrable Compensation for at least one (1) year (or such other minimum time period as may be designated by the Committee) after the date of deferral election except where the Plan provides for earlier settlement of such Participant's Deferral Account. The date specified in the deferral election shall be the first business day of a calendar quarter. Notwithstanding any provision in the Plan to the contrary, a Participant may elect to defer gains upon the exercise of stock options according to rules and regulations provided by the Committee. In addition to any terms and conditions of deferral set forth under the LTIP, MIP, or any other plan, program or other arrangement from which receipt of Deferrable Compensation is deferred, the Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions of deferrals under the Plan, including minimum and/or maximum periods of deferral. Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to the

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Plan or Deferral Election Forms, other forms, or instructions published by the
Committee and/or the Administrator.

          (a) Amount. Subject to the terms of the Plan, a Participant may
              ------
voluntarily elect to defer up to one hundred percent (100%) of each type of his or her Deferrable Compensation in ten percent (10%) increments.

          (b) Elections. Once a properly completed Deferral Election Form is
              ---------
received by the Committee, the elections of the Participant shall be irrevocable; provided, however, that the Committee may, in its discretion,
             --------  -------
permit a Participant to elect a further deferral of amounts credited to a Deferral Account by filing a later Deferral Election Form; provided, further,
                                                           --------  -------
that any election to further defer amounts credited to a Deferral Account must be made at least one (1) year prior to the date such amounts would otherwise be payable.

          (c) Date of Election. A Participant may elect to defer any portion of
              ----------------
Deferrable Compensation by filing a Deferral Election Form with the Committee by
(i) in the case of annual cash bonus awards, March 31 of the calendar year in which such annual cash bonus award was earned by the Participant, (ii) in the case of annual base salary, December 31 of the calendar year immediately preceding the calendar year in which the annual base salary is to be earned, and
(iii) in the case of Stock-Based Deferrals, other than Stock-Based Deferrals described in Section 2(aa)(iii), at least six (6) months prior to the date on which the Deferrable Stock-Based Compensation would otherwise be earned and delivered. Notwithstanding the foregoing, Participants in their first year of eligibility shall be given thirty (30) days from the initial date of eligibility, and by February 15, 2002 with respect to any cash bonus award to be paid in the year 2002, to complete and submit a Deferral Election Form.

          (d) Mandatory Deferrals. Notwithstanding any provision of the Plan to
              -------------------
the contrary, the Committee shall have the right to defer the payment by Heidrick & Struggles of all or part of the Annual Bonus Shares awarded to a Participant until the second anniversary of the date such Annual Bonus Shares would, absent the Mandatory Deferral, otherwise be delivered pursuant to the MIP. Pursuant to Section 5 of the Plan, a Participant may elect to further defer receipt of Annual Bonus Shares at the conclusion of the Mandatory Deferral period.

          6.  Deferral Accounts.
              -----------------

          (a) Establishment; Crediting of Amounts Deferred. The Committee shall
              --------------------------------------------
establish one or more Deferral Accounts for each Participant. Heidrick & Struggles shall maintain such Deferral Accounts solely as a bookkeeping entry to evidence unfunded obligations of Heidrick & Struggles. The Committee shall credit the amount of deferred Deferrable Compensation to each Participant's Deferral Account on the date on which such amounts would have been paid or delivered to the Participant absent the deferral, unless otherwise determined by the Committee. With respect to Stock-Based Deferrals, the Committee shall credit to a Participant's Deferral Account the number of shares of Stock that, absent the deferral, would have otherwise been delivered as Stock based compensation (including, for this purpose, any fractional shares of Stock that would have otherwise been paid in cash), except that, in the case of a Stock-Based Deferral described in Section 2(aa)(iii), the Committee shall credit to a Participant's Deferral Account the number of shares of Stock equal in value to the quotient obtained by dividing (i) the amount of the

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Deferral Account with respect to which the Participant directs that Stock be the reference investment, by (ii) the Fair Market Value of a share of Stock on the date as of which Stock becomes the reference investment for such Deferral Account.

          (b) Reference Investments. Subject to the provisions of Sections 6(c)
              ---------------------
and 9, amounts credited to a Deferral Account shall be deemed to be invested, at the Participant's direction, in one or more reference investments as may be specified from time to time by the Committee. If the Committee permits a Participant to direct that the reference investment for his or her Deferral Account be Stock, the Participant shall not thereafter be permitted to change the reference investment to the extent he or she has directed Stock as the reference investment. The amounts of income and appreciation and depreciation in value of such Deferral Account shall be credited and debited to, or otherwise reflected in, such Deferral Account from time to time, by the Committee, on the basis that such amounts were invested in the reference investment. The Committee may change or discontinue any reference investment available under the Plan in its discretion; provided, however, that each affected Participant shall be given
                --------  -------
the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his or her Deferral Account deemed invested in the discontinued investment among the other reference investments, including any replacement investments. With respect to any Deferral Account established in connection with a Stock-Based Deferral, the reference investment shall be Stock.

          (c) Allocation and Reallocation of Reference Investments. A
              ----------------------------------------------------
Participant may allocate amounts credited to his or her Deferral Account (other than Stock-Based Deferrals) to one or more of the reference investments authorized under the Plan. Subject to the rules established by the Committee, if more than one reference investment is provided, a Participant may reallocate amounts credited to his or her Deferral Account as of the first day of the calendar month next following the filing of Participant's election to one or more of such reference investments, by filing with the Committee a notice, in such form as may be specified by the Committee, not later than the 15th of the preceding month. The Committee may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of specified investments or specify minimum or maximum amounts that may be allocated or reallocated by Participants.

          (d) Trusts. The Committee may, in its discretion, establish one or
              ------
more Trusts (including sub-accounts under such Trust(s)), and deposit therein amounts of cash, Stock, or other property not exceeding the amount of Heidrick & Struggles' obligations with respect to a Participant's Deferral Account established under this Section 6. Other provisions of this Section 6 notwithstanding, the timing of allocations and reallocations of assets in such a Deferral Account, and the reference investments available with respect to such Deferral Account, may be varied to reflect the timing of actual investments of the assets of such Trust(s) and the actual investments available to such Trust(s).

          (e) Restrictions on Participant Direction. The provisions of Sections
              -------------------------------------
6(b), 6(c), and 8 notwithstanding, the Committee may restrict or prohibit reallocations of amounts deemed invested in specified investments, and subject such amounts to vesting requirements in order to reflect restrictions contained in the LTIP, MIP, or any plan, program, employment agreement or other arrangement that gave rise to Deferrable Compensation deferred under the Plan and resulting

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in such deemed investment, to comply with any applicable law or regulation, or for such other purpose as the Committee may determine is not inconsistent with the Plan.

          (f)  Dividend Equivalents. The Committee shall credit dividend
               --------------------
equivalents as shares of Stock to a Participant's Deferral Account as follows:

          (i)  Cash and Non-Stock Dividends. If Heidrick & Struggles declares
               ----------------------------
and pays a dividend on Stock in the form of cash or property other than shares of Stock, then the Committee shall credit to a Participant's Deferral Account, as of the payment date for such dividend, with respect to each share of Stock credited therein, a number of additional shares of Stock equal to the quotient obtained by dividing (A) the amount of cash plus the fair market value of any property other than shares actually paid as a dividend on each share at such payment date, by (B) the Fair Market Value of a share of Stock at such payment date.

          (ii) Stock Dividends and Splits. If Heidrick & Struggles declares and
               --------------------------
pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then the Committee shall credit to a Participant's Deferral Account, as of the payment date for such dividend or forward Stock split, with respect to each share of Stock credited therein, a number of additional shares of Stock equal to the number of additional shares actually paid as a dividend or issued in such split in respect of a share of Stock.

          (g)  Adjustments. The Committee shall have the right, but not the
               -----------
obligation, within its sole discretion, to make such adjustments, if any, as it deems appropriate, to the number and kind of shares of Stock or to provide for another reference investment upon the occurrence of any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or any other event or condition that affects the Stock.

          7.   Forfeitures.
               -----------

          (a)  Forfeiture of Mandatory Deferrals. A Participant shall forfeit
               ---------------------------------
all Annual Bonus Shares deferred pursuant to a Mandatory Deferral if such Participant's employment by the Company is terminated prior to the conclusion of the Mandatory Deferral period for any reason other than death, Disability or Retirement. Forfeited Annual Bonus Shares shall be returned to Heidrick & Struggles.

          (b)  Forfeitures Under Other Plans and Arrangements. To the extent
               ----------------------------------------------
that Deferrable Stock-Based Compensation is deferred under the Plan and is forfeited pursuant to the terms of the LTIP, MIP, or any plan, program, employment agreement or other arrangement under which such Deferrable Stock-Based Compensation was awarded, such forfeiture restrictions shall continue to apply and the Participant shall not be entitled to the value of such Deferrable Stock-Based Compensation and other property related thereto (including without limitation, dividends and distributions thereon) or other award or amount, or proceeds thereof. Any shares of Stock, other property or other award or amount (and proceeds thereof) forfeited shall be returned to Heidrick & Struggles.

          8.   Settlement of Deferral Accounts.
               -------------------------------

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          (a)  Cash-Based Deferrals. Heidrick & Struggles shall settle a
               --------------------
Deferral Account relating to a Cash-Based Deferral by payment of cash to the Participant in the following manner:

          (i) With respect to a Deferral Account with a Payment Commencement Date prior to the termination of the Participant's employment with the Company, as soon as is reasonably practicable following the Payment Commencement Date, in a lump sum or Annual Installments, as the Participant elected in his or her Deferral Election Form relating to such Deferral Account. If such Participant's employment with the Company subsequently terminates prior to such Participant's satisfying the Rule of Sixty Five, Heidrick & Struggles shall pay the entire balance in all of the Participant's Deferral Accounts, in a lump sum, to the Participant as soon as is reasonably practicable following the first business day of the calendar quarter commencing after the date of such termination.

          (ii) With respect to a Deferral Account with a Payment Commencement Date based on the Participant's termination of employment with the Company, in a lump sum, as soon as is reasonably practicable after the Payment Commencement Date, unless such termination occurs on or after such Participant's satisfying the Rule of Sixty Five, in which case Heidrick & Struggles shall make all payments in accordance with the direction of such Participant in his or her Deferral Election Form relating to such Deferral Account.

          (b)  Stock-Based Deferrals. Heidrick & Struggles shall settle all
               ---------------------
Stock-Based Deferrals, as soon as is reasonably practicable after the Payment Commencement Date, by lump-sum payment to the Participant of the shares of Stock then credited to the Participant's Deferral Account relating to such Stock-Based Deferral. Heidrick & Struggles shall pay any fractional shares to the Participant in cash. The cash value of any such fractional shares shall be equal to the product of (i) the fraction of shares, and (ii) the Fair Market Value of a share of Stock upon the date Heidrick & Struggles pays the Stock-Based Deferral to the Participant.

          (c)  Change in Control; Termination of the Plan. Notwithstanding the
               ------------------------------------------
foregoing, Heidrick & Struggles shall settle all Deferral Accounts by payment of cash or Stock, as applicable, to the Participant, or in the case of such Participant's death to his or her Beneficiary, in a lump sum, as soon as is reasonably practicable following (i) a Change in Control, unless the Participant elects at least thirty (30) days before such Change in Control to reaffirm his or her deferral election, (ii) a termination of the Plan pursuant to Section 13, or (iii) the Participant's death.

          9.   Provisions Relating to Section 162(m) of the Code. It is the
               -------------------------------------------------
intent of Heidrick & Struggles that in the event that any amounts are deferred hereunder by a person who is, with respect to the year of payout, deemed by the Committee to be a "covered employee" within the meaning of Code Section 162(m) and regulations thereunder, which compensation constitutes "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder or otherwise qualifies for an exemption from Code Section 162(m), shall not, as a result of deferral hereunder, become compensation with respect to which the Company in fact would not be entitled to a tax deduction under Code Section 162(m). Accordingly, unless otherwise determined by the Committee, if any compensation would become so disqualified under Code Section 162(m) as a result of deferral hereunder, the Committee may

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modify the terms of such deferral (including by means of accelerated or deferred payouts) in order to ensure that the compensation would not, at the time of payout, be so disqualified. Similarly, the Committee may modify the terms of any deferral (including by means of accelerated or deferred payouts) relating to compensation that does not constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) or otherwise does not qualify for an exemption from Code Section 162(m) in order to permit the deductibility of such compensation under Code Section 162(m).

          10. Effects on Other Benefits. Any amounts deferred or payable under
              -------------------------
the Plan shall not be taken into account in determining any other benefits under any other Company plan unless, and to the extent, such plan expressly includes such amounts.

          11. Statements. The Committee shall furnish statements to each
              ----------
Participant reflecting the amount credited to a Participant's Deferral Accounts and transactions therein not less frequently than once each calendar year.

          12. Sources of Stock: Limitation on Amount of Stock-Based Deferrals.
              ---------------------------------------------------------------
If shares of Stock are deposited under the Plan in a Trust pursuant to Section 6 in connection with a Stock-Based Deferral, the shares so deposited shall be deemed to have originated, and shall be counted against the number of shares reserved, under the LTIP, MIP, or any other plan, program, employment agreement or other arrangement under which the shares were initially awarded.

          Shares of Stock actually delivered in settlement of Deferral Accounts shall be originally issued shares or treasury shares, in the discretion of the Committee.

          13. Amendment/Termination. Heidrick & Struggles may, with prospective
              ---------------------
or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, stockholders, or any other person; provided, however, that, without the consent of a Participant, no such
        --------  -------
action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account. Notwithstanding the foregoing, Heidrick & Struggles may, in its sole discretion, terminate the Plan (in whole or in part) with respect to one or more Participants and distribute to such affected Participants the amounts credited to their Deferral Accounts in a lump sum as soon as reasonably practicable following such termination.

          14. General Provisions.
              ------------------

          (a) Limits on Transfer of Awards. Other than by will or the laws of
              ----------------------------
descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

          (b) Receipt and Release. Cash payments or delivery of shares of Stock
              -------------------
to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation deferred hereunder and relating to the Deferral Account to which the payments and/or delivery relate against Heidrick & Struggles, the

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

Committee, or the Administrator, and Heidrick & Struggles may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect. In the case of any payment under the Plan of less than all amounts then credited to an account in the form of Stock, the amounts paid shall be deemed to relate to the Stock credited to the account at the earliest time.

          (c) Unfunded Status of Awards; Creation of Trusts. The Plan shall be
              ---------------------------------------------
unfunded and maintained by Heidrick & Struggles for the purpose of providing deferred compensation for a select group of management or other highly compensated employees and shall not be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended. Payments to a Participant under the Plan shall be made from the general assets of Heidrick & Struggles and to the extent that any person acquires the right to receive payment of benefits from Heidrick & Struggles under the Plan, such right shall be no greater than the rights of any unsecured general creditor of Heidrick & Struggles; provided, however, that the Committee may authorize the
                      --------  -------
creation of Trusts, including but not limited to the Trusts referred to in
Section 6 hereof, or make other arrangements to meet Heidrick & Struggles' obligations under the Plan, which such Trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

          (d) Other Participant Rights. No Participant shall have any of the
              ------------------------
rights or privileges of a stockholder of Heidrick & Struggles under the Plan, including as a result of the crediting of shares of Stock to a Deferral Account, or the creation of any Trust and deposit of such Stock therein. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company, or to interfere in any way with the right of the Company to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 14(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

          (e) Tax Withholding. Heidrick & Struggles shall have the right to
              ---------------
deduct from amounts otherwise payable in settlement of a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment. With respect to any taxes or withholding that may be due prior to settlement of the Deferral Account, Heidrick & Struggles shall have the right to withdraw, in cash or in Stock, from and reduce the Deferral Account by, the amount of such taxes or withholdings. In such case, Heidrick & Struggles shall arrange to provide for the payment of such taxes or withholding to the appropriate taxing authorities.

          (f) Governing Law. The validity, construction, and effect of the Plan
              -------------
and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Illinois, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

          (g) Limitation. A Participant and his or her Beneficiary shall assume
              ----------
all risk in connection with any decrease in value of the Deferral Account and neither Heidrick & Struggles, the Committee nor the Administrator shall be liable or responsible therefor.

          (h) Construction. The captions and numbers preceding the sections of
              ------------
the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

          (i) Severability. In the event that any provision of the Plan shall be
              ------------
declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

          (j) Status; No Special Employment Rights. The establishment and
              ------------------------------------
maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in and to any plan or Company assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust. Furthermore, nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of such Participant's employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the base salary or other compensation of the Participant.

          (k) Anti-Hedging Certification. With respect to Mandatory Deferrals,
              --------------------------
prior to any distributions of Stock to a Participant, the Committee will require such Participant, unless the Committee agrees in writing to the contrary, to certify in a form acceptable to the Committee that from the date of the Mandatory Deferral to the end of the Mandatory Deferral the Participant has not, directly or indirectly, held any equity or derivative security position with respect to Stock, such as a short sale, a long put option or a short call option, that increases in value as the value of Stock decreases. If the Participant does not make such certification or makes a false certification, the Participant shall forfeit the right to payment of any Mandatory Deferral made pursuant to the Plan.

          15. Effective Date. The Plan shall be effective as of December 12,
              --------------
2001.

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